Exhibit 99.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C SECTION 1350
as adopted pursuant to
SECTION 906 OF THE SARBANNES-OXLEY ACT OF 2002

I, Jeffrey W. Peterson, Chief Financial Officer and Vice President, Finance, of Brand Intermediate Holdings, Inc. (the “Company”), hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such quarterly report on Form 10-Q of the Company for the quarter ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in such Form 10-Q of the Company for the quarter ended March 31, 2003, fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Date: May 12, 2003	/s/ Jeffrey W. Peterson Jeffrey W. Peterson Chief Financial Officer and Vice President, Finance